Exhibit 99.1

CONTACT
Boyd Douglas
President and Chief Executive Officer
(251) 639-8100

CPSI TO ACQUIRE HEALTHLAND FOR $250 MILLION AND ANNOUNCES EXPANSION OF ITS SENIOR MANAGEMENT TEAM

MOBILE, ALA. (November 25, 2015) - Computer Programs and Systems, Inc. (NASDAQ:CPSI), a leading provider of healthcare information solutions to rural and community hospitals, today announced that it has entered into a definitive agreement to acquire Healthland Holding Inc. and its affiliates, Healthland Inc., American HealthTech, Inc. and Rycan Technologies, Inc. The acquisition will strengthen CPSI’s position in providing healthcare information solutions in the markets it serves and will provide new growth markets for the combined company. CPSI also announced the expansion of its senior management team to lead the Company going forward.

Healthland provides electronic health records (EHR) and clinical information management solutions to over 350 hospital customers. American HealthTech is a provider of clinical and financial solutions in the post-acute care space, serving over 3,300 skilled nursing facilities. Rycan offers SaaS-based revenue cycle management workflow and automation software to over 290 hospital customers.

Transaction Highlights:

•	Strengthens CPSI’s position in providing healthcare information systems to community healthcare organizations with approximately 1,200 combined hospital customers;

•	Introduces CPSI to the post-acute care market;

•	Expands the products and capabilities of TruBridge with the addition of Rycan and its suite of revenue cycle management software products; and

•	Immediately accretive to adjusted earnings per diluted share.

The combined company is projected to have annual revenues of approximately $300 million in 2015 and more than 1,900 employees. The transaction is expected to be more than 35% accretive to CPSI’s adjusted earnings per diluted share in 2016 and more than 50% accretive in 2017. Adjusted earnings, a non-GAAP financial measure, include a cash tax benefit from the acquisition and exclude share-based compensation expense, one-time transaction costs, and acquisition-related amortization and deferred revenue adjustments.

“We are excited to welcome Healthland into CPSI’s family of healthcare IT companies,” said Boyd Douglas, president and chief executive officer of CPSI. “Healthland’s history tracks a very similar course to that of CPSI, as we both have over 30 years of experience in the healthcare IT space, and we share a strong commitment to the improvement of community healthcare. The combination of these two long-standing companies creates in CPSI a broad product portfolio across the continuum of care. Together, we will service a client base of approximately 1,200 acute care facilities and more than 3,300 post-acute care facilities, including Healthland’s American HealthTech subsidiary. As the healthcare industry transitions to value-based reimbursement, our combined solutions will connect communities, patients and providers to facilitate more effective population health management, better patient engagement, and the advancement of quality and care coordination. In addition to an expanded client and solution base, the acquisition will also create synergies in our healthcare services offerings to address the acute and post-acute care markets’ demand for improved financial and operational performance. There is no doubt that the addition of Healthland, along with American HealthTech and Rycan, will not only improve CPSI’s offerings in the healthcare IT market, but will provide our combined company with greater opportunities for growth and significantly deepen our knowledge, resources and experience base. We are confident this combination will allow us to continue to be a leading innovator with greater benefits for our customers and the communities they serve, both now and in the years to come.”

Chris Bauleke, chief executive officer of Healthland, stated, “With the ongoing transformation in community healthcare, this combination will enable us to deliver solutions faster for our clients and better scale our development investment and customer support across the many communities we serve. Delivering meaningful solutions for our customers as they prepare for the transition into value-based payment models will continue to be a priority.”

Bauleke added, “Healthland’s acquisitions of American HealthTech, a provider of EHR solutions for post-acute care facilities, in 2013, and Rycan, a revenue cycle solutions company, in April 2015, provide immediate benefits to the markets and solutions that the combined company can leverage.”

Following the acquisition, support for Healthland’s core platforms, Classic and Centriq, will remain in place. Current implementations will continue, and CPSI plans to support and invest in the Centriq platform for at least the next seven years. The Healthland Classic platform will continue to be supported for a minimum of two years, as outlined by Healthland management at their recent Connect 15 User Conference.

Transaction Summary

The contemplated total aggregate consideration to be paid by CPSI is $250 million, payable approximately 65% in cash and 35% in CPSI common stock, subject to certain adjustments at and after closing, as provided for in the merger agreement. The completion of the transaction is subject to review under The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary closing conditions, and is targeted to close in 2015.

To finance the transaction, CPSI will use cash available on its balance sheet, $150 million of funded debt from a new senior secured credit facility and shares of its common stock. CPSI and Regions Bank have executed a committed financing letter for the new senior secured credit facility that CPSI intends to enter into at the time of closing the transaction.

CPSI’s financial advisor in this transaction was Allen & Company LLC and Maynard, Cooper & Gale, P.C. and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to CPSI. Shearman & Sterling LLP served as legal counsel to Healthland.

CPSI’s Management Team

CPSI also announced a series of changes that expand its management team, effective immediately. David Dye, in addition to continuing to serve as chairman of the board, has assumed the new role of chief growth officer of CPSI and will be focused on driving growth in all segments of CPSI’s business. Chris Fowler, president of TruBridge, will assume the additional role of chief operating officer of CPSI and will be responsible for managing the integration of Healthland and CPSI. Matt Chambless, currently Director of Financial Reporting, is assuming the role of chief financial officer of CPSI.

“Having David Dye focus his experience, industry knowledge and leadership on growth is an exciting opportunity for our company, particularly as we add the Healthland companies to our business,” added Douglas. “Chris Fowler is a proven leader in our company and the right person to lead our operations and the integration of Healthland and CPSI, and Matt Chambless has earned the confidence of our management team and our Board.”

“I am excited about my role as chief growth officer and the opportunity to work with our team to expand our customer base and offer additional products and services in the markets we serve,” noted Dye, who like Boyd Douglas has been with CPSI for over 25 years.

CPSI also announced that Chris Bauleke has agreed to stay on as president of Healthland. Douglas added, “Having Chris as part of our team will be very valuable as we work to integrate these two businesses and position the combined company for future growth. Chris is an experienced executive and has been instrumental in positioning Healthland to compete in a dynamic and growing market. We believe that we have the right team to lead our company into the future and take advantage of the additional opportunities to serve our current customers and expand our service offering.

With the addition of the Healthland companies, we also believe it is the right time to expand our senior leadership team and promote some of our younger managers.”

Conference Call

CPSI will discuss the transaction in more detail during a conference call Wednesday, November 25, 2015, at 10:30 a.m. ET. The Company will also provide a slide presentation in connection with the conference call and webcast. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About Healthland

Healthland is a leading provider of integrated technology solutions to rural community and critical access hospitals. Software and services from Healthland, including electronic health records (EHRs), help customers share patient information across care settings to coordinate treatment, improve patient outcomes, and drive patient satisfaction. Healthland is the parent of Mississippi-based American HealthTech, one of the nation’s largest providers of financial and clinical technology solutions in post-acute care. Healthland is headquartered in Minneapolis, Minn., with offices in its founding rural community of Glenwood, Minn.  More information is available at www.healthland.com.

About CPSI

CPSI is a leading provider of healthcare solutions for community hospitals. Founded in 1979, CPSI is the parent of two companies - Evident, LLC and TruBridge, LLC. Evident provides comprehensive EHR solutions for community hospitals. TruBridge focuses exclusively on providing business, consulting, and managed IT services to community healthcare organizations, regardless of their IT vendor. For more information, visit www.cpsi.com, www.evident.com, or www.trubridge.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated acquisition of Healthland Holding Inc. and certain of its affiliates (“Healthland”) and the timing and benefits thereof, the expected combined operations of CPSI and Healthland and CPSI’s financing plans for the Healthland acquisition. As such, they are subject to the occurrence of many events outside CPSI’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Risks include, without limitation, risks related to CPSI’s ability to complete the acquisition on the proposed terms and schedule (including risks relating to regulatory approvals for the transaction); whether CPSI or Healthland will be able to satisfy their respective closing conditions related to the acquisition; whether CPSI will obtain financing for the transaction on the expected timeline and terms; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the merger; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the impact of the issuance of CPSI’s common stock as consideration for the proposed transaction on CPSI’s current holders of common stock, including dilution of their ownership and voting interests; CPSI’s significantly increased level of indebtedness as a result of the proposed transaction, which could limit CPSI’s operating flexibility and opportunities; the inability to retain key personnel; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of CPSI’s common stock could decline. Numerous other risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such factors include: overall business and economic conditions affecting the healthcare industry; government regulation of the healthcare and health insurance industries; government regulation of CPSI’s products and customers, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of CPSI’s hospital customers; funding uncertainties associated with and potential expenditures required by the American Recovery and Reinvestment Act of 2009 in connection with the adoption of EHR; saturation of CPSI’s target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems;

competition with companies that have greater financial, technical and marketing resources than CPSI has; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of CPSI’s products to function properly resulting in claims for medical losses; changes in accounting principles generally accepted in the United States; breaches of security and viruses in CPSI’s systems resulting in customer claims against CPSI and harm to CPSI’s reputation; potential intellectual property claims against CPSI; general economic conditions, including changes in financial and credit markets that may affect the availability and cost of credit to CPSI or CPSI’s customers; interruptions in CPSI’s power supply and/or telecommunications capabilities and other risk factors described from time to time in CPSI’s public releases and reports filed with the Securities and Exchange Commission, including but not limited to, CPSI’s most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents CPSI’s outlook only as of this date, and CPSI undertakes no obligation to update or revise any forward-looking statements to reflect events or development after the date of this press release.